As filed with the Securities and Exchange Commission on February 7, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INVESTAR HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	6022	27-1560715
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	10500 Coursey Boulevard
	Baton Rouge, Louisiana 70816
	(225) 227-2222
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. D’Angelo
President and Chief Executive Officer
Investar Holding Corporation
10500 Coursey Boulevard
Baton Rouge, Louisiana 70816
(225) 227-2222
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Geoffrey S. Kay, Esq.
Stephanie E. Kalahurka, Esq.
Fenimore, Kay, Harrison & Ford, LLP
812 San Antonio St., Suite 600
Austin, Texas 78701
(512) 583-5900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $x.xx per share	1,290,323	$22.38	$28,877,429	$3,748.29
(1) Represents shares offered by the selling stockholders named in this prospectus and such additional securities as may be issued as a result of stock splits, stock dividends or similar transactions, as provided under Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of registrant’s common stock on the NASDAQ Global Market on February 3, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2020

PROSPECTUS

1,290,323 Shares
Common Stock

This prospectus relates to the offer and sale of up to an aggregate of 1,290,323 shares of our common stock by the selling stockholders identified in this prospectus, which we refer to collectively in this prospectus as the “selling stockholders.” We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of the shares by the selling stockholders.
We are registering the offer and sale of the shares covered by this prospectus by the selling stockholders to satisfy our obligations under that certain Registration Rights Agreement, dated as of December 20, 2019, by and between the selling stockholders and us, which was entered into in connection with the private placement of our common stock. The selling stockholders may sell the shares covered by this prospectus in a number of different ways and at varying prices. We provide information about the manner in which the selling stockholders may sell the shares in the section entitled “Plan of Distribution.” We also provide information regarding the identity of the selling stockholders and the shares that may be sold under this prospectus in the section entitled “Selling Stockholders.” We do not know when or in what amounts the selling stockholders may offer the shares for sale, and the registration for resale of the shares by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders.
We have generally agreed to bear the expenses in connection with the registration of the shares offered by the selling stockholders. However, we will not pay any underwriting or other discounts or commissions in any offering of the shares.
You should read carefully this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents,” before you invest in any of our shares.
An investment in our shares involves risk. You should refer to the section titled “Risk Factors” beginning on page 6 of this prospectus, in any prospectus supplement and in our periodic reports and other filings with the Securities and Exchange Commission, or SEC, and carefully consider that information before investing in our shares.
The shares of our common stock are not savings accounts, deposits or other obligations of any bank, including Investar Bank, our wholly-owned bank subsidiary, and are not guaranteed or insured by the Federal Deposit Insurance Corporation or any other governmental agency.
Neither the SEC nor any other regulatory body has approved or disapproved of the shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February , 2020.

(i)

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration or continuous offering process. Under the shelf registration process, the selling stockholders may offer and sell, from time to time and in one or more offerings, the shares described in this prospectus. When a selling stockholder makes an offer of the shares under this prospectus, a prospectus supplement, if required, may also be distributed that will contain specific information about the terms of the offering. Any required prospectus supplement may also add, update or change information contained in this prospectus.
Before buying any of our shares, you should carefully read this prospectus and any supplement to this prospectus, together with the information and documents incorporated herein by reference and described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” These documents contain important information that you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you.
In this prospectus, unless the context requires otherwise, “we,” “us,” and “our,” refer to Investar Holding Corporation, and all references to “Investar Bank” are to Investar Bank, National Association, our wholly-owned bank subsidiary. All references to “the shares” or “our shares” are to shares of our common stock.
We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any supplement to this prospectus or free writing prospectus, and neither we nor the selling stockholders take any responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of shares. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or solicitation of an offer to buy any securities other than the shares to which they relate. Neither we nor any selling stockholder are making offers to sell the shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
We have not taken any action to permit a public offering of the shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus outside the United States.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.
This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Act, relating to the shares covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement or incorporated by

(ii)

reference herein for a complete description. You may get a copy of the registration statement from the sources listed above. You may also obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:
Investar Holding Corporation
10500 Coursey Boulevard
Baton Rouge, Louisiana 70816
Attention: John J. D’Angelo
Telephone: (225) 227-2222

The documents that we have filed with the SEC are also available on our website at www.investarbank.com. The reference to our website is not intended to be an active link, and the information on our website is not a part of this prospectus.
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. In addition, when we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below that we have previously filed with the SEC (File No. 001-36522) under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act:

•
Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 10, 2019, that is incorporated by reference in that Annual Report on Form 10-K;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, filed with the SEC on May 9, 2019, August 9, 2019 and November 8, 2019, respectively; and

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Our Current Reports on Form 8-K filed with the SEC on January 28, January 31, February 5, February 5, March 1, March 22, May 23, June 17, June 20, June 27, July 31, August 20, October 17, November 1, November 14, 2019 and December 24, 2019 (except, with respect to each of the foregoing, for any portions of the reports that were deemed to be furnished and not filed).

We also incorporate by reference any additional reports and other documents that we may subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or any other information “furnished” to the SEC, unless specifically stated otherwise), from the date of this registration statement of which this prospectus is a part until the termination of the registration statement. Any material that we file later with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC.
You may obtain from us a copy of any documents incorporated by reference into this prospectus without charge to you in the manner described above.

(iii)

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, may contain or incorporate by reference statements that are not historical facts and are forward-looking statements within the meaning of the federal securities laws, including statements about our expectations, beliefs, intentions and strategies for the future. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. Accordingly, these forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that could cause our actual results to differ materially from results anticipated in these forward-looking statements. Because of these uncertainties, you should not rely on these forward-looking statements. Most of these factors are outside of our control and are difficult to predict. Important factors that could cause actual results to differ materially from the forward-looking statements include but are not limited to:

•	business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate;

•	our ability to implement our growth strategy, including our organic growth strategy as well as potentially difficulty in identifying and consummating suitable acquisitions;

•	our ability to consummate pending acquisition transactions;

•
risks related to the integration of any businesses we have acquired or expect to acquire, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, risks associated with entering new markets and possible failures in realizing the anticipated benefits from such acquisitions;

•	changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing;

•	the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally;

•	our dependence on our management team, and our ability to attract and retain qualified personnel;

•	changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;

•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;

•	the concentration of our business within our geographic areas of operation;

•	concentration of credit exposure;

•	deteriorating asset quality and higher loan charge-offs, and the time and effort necessary to resolve problem assets;

•	a lack of liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity;

•	the impact of litigation and other legal proceedings to which we become subject;

•	data processing system failures and errors;

(iv)

•	competitive pressures in the consumer finance, commercial finance, retail banking and mortgage lending industries, as well as the financial resources of, and products offered by, competitors;

•
the impact of changes in laws and regulations applicable to us, including banking, securities and tax laws and regulations and accounting standards, as well as changes in the interpretation of such laws and regulations by our regulators;

•	changes in the scope and costs of FDIC insurance and other coverages;

•	governmental monetary and fiscal policies;

•	systemic risks associated with the soundness of other financial institutions;

•	the effectiveness of our internal controls and procedures in preventing losses;

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cyber attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems;

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hurricanes, other natural disasters and adverse weather; oil spills and other man-made disasters; acts of terrorism, an outbreak of hostilities or other international or domestic calamities, acts of God and other matters beyond our control; and

•	other circumstances, many of which are beyond our control.
Other factors not identified above, including those described under the heading “Risk Factors” in this prospectus and the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements. In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus might not occur.

(v)

INVESTAR HOLDING CORPORATION
We are a financial holding company headquartered in Baton Rouge, Louisiana. We conduct our operations primarily through our wholly-owned subsidiary, Investar Bank. Investar Bank was originally chartered in 2006 as a Louisiana state bank before converting to a national bank charter in 2019.
Through Investar Bank, we offer a wide range of commercial banking products tailored to meet the needs of individuals and small to medium-sized businesses. We currently operate 23 full-service branches in Louisiana, three full-service branches in Texas, and two full-service branches in Alabama. We also serve our markets from our executive and operations center located in Baton Rouge. We have experienced significant organic growth since Investar Bank was chartered, completed six whole bank acquisitions, and established or acquired additional branches in our market areas. As of September 30, 2019, on a consolidated basis, we had total assets of $2.0 billion, net loans of $1.6 billion, total deposits of $1.6 billion, and stockholders’ equity of $210.5 million.
We believe that our current markets present a significant opportunity for growth and franchise expansion, both organically and through strategic acquisitions. Although the financial services industry is rapidly changing and intensely competitive, and likely to remain so, we believe Investar Bank competes effectively as a local community bank and possesses the consistency of local leadership, the availability of local access and responsive customer service, coupled with competitively-priced products and services, necessary to successfully compete with other financial institutions for individual and small to medium-sized business customers.
As a financial holding company and a bank holding company, we are regulated by the Board of Governors of the Federal Reserve System, or the Federal Reserve. As a national banking association, Investar Bank is subject to supervision, regulation and examination by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund and not for the protection of security holders and creditors. For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies, bank holding companies and banks, as well as specific information regarding our business, please refer to “Item 1. Business—Supervision and Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus.
Our principal executive offices are located at 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816, and our telephone number at that address is (225) 227-2222. Our website address is www.investarbank.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. Except as specifically incorporated by reference into this prospectus, the information on, or otherwise accessible through, our website is not incorporated by reference herein and does not constitute a part of this prospectus.
RISK FACTORS
Investing in our common stock involves risks. You should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as may be supplemented by other documents incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any prospectus supplement, before making an investment decision. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of these risks or uncertainties actually occur, our business, financial condition, liquidity results of operations and prospects could be materially adversely affected. In that event, the market price of our shares could decline, and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
We will not receive any proceeds from the sale by the selling stockholders of the shares offered by this prospectus. All of the net proceeds from the sale of the shares offered by this prospectus will be for the account of one or more selling stockholders. See “Selling Stockholders.”
DESCRIPTION OF COMMON STOCK
The following discussion summarizes the material terms of our common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. We are a Louisiana corporation, and thus the Louisiana Business Corporation Act, or LBCA, other applicable Louisiana law, and our restated articles of incorporation and by-laws delineate the rights of our shareholders generally. Reference is made to the more detailed provisions of our restated articles of incorporation and by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
General
Our restated articles of incorporation authorize us to issue a total of 40,000,000 shares of common stock, par value $1.00 per share. As of February 7, 2020, 11,228,775 shares of our common stock were issued and outstanding. We may issue authorized but unissued shares of our common stock in the future without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. Each share of our common stock is non-assessable and has the same rights, preferences and privileges as every other share of common stock.
Voting
Each share of common stock entitles the holder thereof to one vote in the election of directors and on all other matters submitted to the vote of our shareholders. Holders of our common stock are not entitled to cumulate their votes in the election of directors.
With respect to any matter other than the election of directors or a matter for which a different approval threshold is established by Louisiana law or our articles of incorporation (as described below), a matter submitted to the shareholders will be approved if a majority of the votes cast are in favor of such matter, at a meeting at which a quorum is present. Directors are elected by a plurality vote.
The following extraordinary actions have different approval thresholds under the LBCA or our restated articles of incorporation:

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Amendments to our articles of incorporation. Our articles of incorporation may be amended upon the affirmative vote of the greater of: (i) a majority of the votes entitled to be cast on the amendment; or (ii) two-thirds of the voting power which is present, in person or by proxy, at the shareholders’ meeting.

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Merger, consolidation or share exchange. Approval of a merger, consolidation or share exchange to which we are a party is subject to the affirmative vote of the greater of: (i) a majority of the votes entitled to be cast on the proposal; or (ii) two-thirds of the voting power which is present, in person or by proxy, at the shareholders’ meeting.

•
Dissolution or Sale of Substantially all of the Assets. Our articles of incorporation provide that any dissolution or sale of substantially all of our assets must be approved by two-thirds of the total voting power of the corporation at a special meeting of our shareholders.

Dividends
Subject to the legal and regulatory restrictions discussed elsewhere in this prospectus and to the rights of holders of any preferred securities that we may issue, holders of our common stock are entitled to share equally in dividends when, as, and if declared by our board of directors out of funds legally available therefor.

Liquidation
In the event of our liquidation, dissolution or winding up, holders of shares of our common stock are entitled to receive, on a pro-rata per share basis, any assets available for distribution to our shareholders after the payment of debts and liabilities and after the distribution to holders of any outstanding shares of our capital stock hereafter issued with prior rights upon liquidation.
Preemptive and other rights
Holders of our common stock do not have preemptive, conversion or redemption rights.
Selected Provisions of the LBCA and our Articles of Incorporation and By-laws
Provisions with anti-takeover effects. Our articles of incorporation and by-laws as well as the LBCA contain certain provisions that may make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise, even if shareholders may consider the proposed transaction to be in their best interests or will receive a substantial premium for their shares. These provisions, which are summarized below, are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders are best served if any change in control results from negotiations with our board rather than from an unsolicited proposal. As mentioned above, the LBCA and our articles of incorporation require a merger, consolidation or share exchange to which we are a party be approved by the greater of: (i) a majority of the votes entitled to be cast on the proposal; or (ii) two-thirds of the voting power which is present, in person or by proxy, at the shareholders’ meeting. Our articles of incorporation require any dissolution or sale of substantially all of our assets to be approved by two-thirds of the total voting power of the corporation at a special meeting of our shareholders.

•
Authority to issue “blank check” preferred stock. Our board of directors is authorized to issue, without further approval from our shareholders, a series of “blank check” preferred stock. This authorization may operate to provide anti-takeover protection for us because, if a merger, tender offer or other attempt to gain control of us is proposed and our board does not believe the proposed transaction is in our or our shareholders’ best interests, the board can quickly issue shares of preferred stock with rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete. Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.” The authorization to issue preferred stock may also benefit present management. Because a potential acquiror may be discouraged from attempting a takeover on account of the board’s ability to issue preferred stock, management may be able to retain its position more easily. Our board, however, does not intend to issue any preferred stock except on terms that it deems to be in our best interest and the best interest of our shareholders.

•
Shareholder’s right to call a special meeting. Under the LCBA, we are not required to call a special shareholders’ meeting at the request of any shareholder unless shareholders holding at least 10% of all the votes entitled to be cast on an issue proposed to be considered at the special meeting sign, date, and deliver to us a written demand for the meeting.

•
Increase in board size. Our board of directors has the power to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies so created by a majority vote of the directors present at the meeting. This may dissuade a third party from attempting to take control of us by means of a proxy contest.

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Advance notice requirements. Our by-laws require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders’ meeting to provide us advance notice not earlier than 120 days and not later than 90 days prior to the first anniversary of the immediately preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the previous year’s meeting, to be timely a shareholder must deliver advance notice not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the public announcement of the date of our annual meeting is less than 100 days prior to the annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Any shareholder wishing to nominate a candidate for election as a director or to raise new business at an annual shareholders’ meeting must also provide detailed information about the nominee or business and satisfy certain other conditions. Because of the timing requirements and the detailed information that must be provided under our advance notice by-law, a third party may be discouraged from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.

•
No cumulative voting. Shareholders are not permitted to cumulate their votes in the election of directors. As a result, holders of a majority of outstanding common stock have the power to elect all of the directors standing for election, which may discourage a third party from nominating its own candidate(s) for election to our board.

•	By-law amendment. Our board of directors can amend our by-laws without shareholder approval.
In addition, as noted above, we may issue authorized but unissued shares of our capital stock in the future without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. This power may enable our board of directors to sell shares of our common or preferred stock to individuals or groups whom the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization.
Action by Written Consent. Under the LBCA, unless otherwise provided in a corporation’s articles of incorporation, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting unless such written consent is signed by all shareholders. Our restated articles of incorporation do not contain a provision allowing for less than unanimous written consent. As a result, the requirement that actions taken by written consent be unanimous ensures that shareholders cannot effect a business combination or other corporate action without the knowledge and involvement of all of our shareholders.
Indemnification. Our by-laws provide generally that we will indemnify and hold harmless, to the fullest extent permitted by Louisiana law, our directors and officers, as well as other persons who have served as directors, officers, fiduciaries or in other representative capacities, serving at our request in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.
Limitation of liability. Our articles of incorporation limit the personal liability of our directors in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director, with certain exceptions. Our restated articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.
SELLING STOCKHOLDERS
The shares to which this prospectus relates are being registered for resale by the selling stockholders named below. The shares were originally issued in a transaction exempt from registration in reliance upon section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. We are registering the resale of the shares by the selling stockholders named below to enable them to sell the shares without restriction after the effectiveness of the registration statement of which this prospectus forms a part. The selling stockholders may sell all, a portion or none of their shares at any time.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the total number of shares of our common stock beneficially owned by each selling stockholder as of February 7, 2020, the maximum number of shares that may be offered and sold under this prospectus by each selling stockholder, and the total number and percentage of outstanding shares of common stock that will be beneficially owned by each selling stockholder upon completion of the offering. We have prepared the table based on information provided to us by, or on behalf of, each selling stockholder. The information regarding the number of shares owned after the offering assumes the sale of all shares offered by each selling stockholder. A selling stockholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s shares since the date as of which the information in the following table is presented in transactions exempt from or not subject the registration requirements of the Securities Act and of which we are not aware.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares that May be Sold Hereunder	Shares Beneficially Owned After the Offering
			Number	%
Aetos Capital Partners Master Fund, LP (1)	10,000	10,000	--	--
Banc Fund IX L.P. (2)	293,811	76,396	217,415	1.94%
Banc Fund X L.P. (2)	143,571	106,400	37,171	*
Choral Financial Fund, LP (3)	86,022	86,022	--	--
Fourthstone Master Opportunity Fund, Ltd. (4)	79,000	79,000	--	--
Fourthstone QP Opportunity Fund, LP (4)	21,000	21,000	--	--
JCSD Partners II, LP (5)	14,600	14,600	--	--
JCSD Partners, LP (5)	71,422	71,422	--	--
Malta Hedge Fund, L.P. (6)	21,640	9,300	12,340	*
Malta Hedge Fund II, L.P. (6)	279,535	124,900	154,635	1.38%
Malta Market Neutral Master Fund, Ltd. (6)	163,764	27,400	136,364	1.21%
Malta MLC Fund, L.P. (6)	75,932	18,500	57,432	*
Malta MLC Offshore, Ltd. (6)	34,300	5,800	28,500	*
Malta Offshore, Ltd. (6)	140,378	46,700	93,678	*
Malta Titan Fund, L.P. (6)	66,355	17,400	48,955	*
Patricia Nobis Tomlin	1,827	1,827	--	--
PRB Investors, LP (7)	100,000	100,000	--	--
Scalloplight + Co. (8)	151,613	151,613	--	--
Stieven Financial Investors, L.P. (9)	429,157	127,020	302,137	2.69%
Stieven Financial Offshore Investors, Ltd. (9)	76,933	22,980	53,953	*
TFO GDF Fund LLC (10)	172,043	172,043	--	--

*    Indicates ownership of less than 1%.

(1)	James Cullinane is the natural person with voting and dispositive power over the shares listed on the table as held by Aetos Capital Partners Master Fund, LP.

(2)
Banc Fund IX L.P. and Banc Fund X L.P. (the “BF Partnerships”) are controlled by its general partners, MidBan IX L.P. and MidBan X L.P. Charles J. Moore, as Managing Member may be deemed to have voting and investment power over all shares beneficially owned by the BF Partnerships.

(3)
Choral Financial Fund LP is controlled by its general partner, Choral Capital, LLC. Bradley J. Ness is a natural person and managing member of Choral Capital, LLC and may be deemed to have voting and dispositive power over the shares listed in the table as held by Choral Financial Fund, LP.

(4)
Fourthstone Master Opportunity Fund Ltd. and Fourthstone QP Opportunity Fund are directly and indirectly controlled by Fourthstone LLC. Louis P. Stone IV, Member of Fourthstone LLC, has voting and dispositive power over all shares beneficially owned by the funds.

(5)
JCSD Capital, LLC is the General Partner of each of JCSD Partners, LP and JCSD Partners II, LP. Steven J. Didion and Joseph P. Colmery as managing members of JCSD Capital, LLC are the natural persons with voting and dispositive power over the shares listed in the table as held by JCSD Partners, LP and JCSD Partners II, LP.

(6)
Maltese Capital Management LLC is the investment manager of each of Malta Hedge Fund, L.P., Malta Hedge Fund II, L.P., Malta Market Neutral Master Fund, Ltd., Malta MLC Fund, L.P., Malta MLC Offshore, Ltd., Malta Offshore, Ltd. and Malta Titan Fund, L.P. (the “Malta Partnerships”), and Terry Maltese is the managing member of Maltese Capital Management LLC. In such capacities, each of Maltese Capital Management LLC and Mr. Maltese may be deemed to have voting and dispositive power over the shares held by the Malta Partnerships. Each of Maltese Capital Management LLC and Mr. Maltese disclaim beneficial ownership of these shares except to the extent of its pecuniary interest therein.

(7)	Stephen Paluszek, as principal, is a natural person with voting and dispositive power over the shares listed in the table as held by PRB Investors, L.P.

(8)	Represents shares beneficially owned by AB Financial Services Opportunities Master Fund L.P., over which Michael Howard, as Vice President, has voting and dispositive power.

(9)
Stieven Capital GP, LLC is the general partner of Stieven Financial Investors, L.P., and in such capacity has voting and investment control over the shares held by this selling stockholder. Stieven Capital Advisors, L.P. is the investment manager of Stieven Financial Investors, L.P and Stieven Financial Offshore Investors, Ltd., and in such capacity has voting and investment control over the shares held by both of these selling stockholders. Joseph A. Stieven, Stephen L. Covington, and Mark J. Ross are members of the general partner and managing directors of the investment manager, and as a result, they may each be deemed to have voting and investment control over shares held by both of these selling stockholders.

(10)
TFO Manager Limited is the Managing Member of TFO GDF Fund LLC. Dragomir Kolev, as the Portfolio Manager of TFO GDF Fund LLC, and Abdulmohsin Al Omran, Adel Al Mangour, and Aref Ramadhan, as the directors of TFO Manager Limited, are the natural persons with voting and dispositive power over the shares listed in the table as held by TFO GDF Fund LLC.

The selling stockholders identified above have informed us that they are not registered broker-dealers, the securities covered by this prospectus were purchased in the ordinary course of business, and that at the time of purchase, there were no written or oral agreements or understandings, directly or indirectly, with any person to distribute the securities covered by this prospectus.
PLAN OF DISTRIBUTION
We are registering the shares of our common stock issued to the selling stockholders named herein to permit the resale of those shares by the holders of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the common stock.
The selling stockholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted under applicable law.
The selling stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121.
In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell common stock short and if such short sale will take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling stockholders may deliver common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Securities Act, disclosing (1) the name of each such selling stockholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such the common stock was sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction. In no event will any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed 8.0%.
Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
We cannot assure you that any selling stockholder will sell any or all of the common stock registered under the registration statement of which this prospectus forms a part.
Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
We will pay all expenses of the registration of the common stock under the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
LEGAL MATTERS
The validity of the shares offered by this prospectus will be passed upon for us by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas.

EXPERTS
The consolidated financial statements of Investar Holding Corporation at December 31, 2018 and 2017, and for the years then ended, appearing in Investar Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Investar Holding Corporation’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and Investar Holding Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Investar Holding Corporation for the year ended December 31, 2016, appearing in Investar Holding Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of Postlethwaite & Netterville, APAC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

1,290,323 Shares
Common Stock

Prospectus

February , 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the various expenses that Investar Holding Corporation (the “Company”) expects to incur in connection with the sale and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all amounts shown are estimates:

SEC registration fee	$3,749
Printing fees and expenses	500
Legal fees and expenses	10,000
Accounting expenses	5,000
Miscellaneous expenses	2,000
Total	$21,249

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Sections 1-850 through 1-859 of the Louisiana Business Corporation Act, or the LBCA, provide, in part, that the Company may indemnify each of its current or former directors and officers (each of which is referred to herein as an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (i) in the case of conduct in an official capacity, that such indemnitee’s conduct was in the Company’s best interests or (ii) in all other cases, that such indemnitee’s conduct was at least not opposed to the best interests of the Company, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe such indemnitee’s conduct was unlawful. Under the LBCA, the Company may also advance expenses to the indemnitee provided that the indemnitee delivers (i) a written affirmation of such indemnitee’s good faith belief that the relevant standard of conduct has been met by such indemnitee or that the proceeding involves conduct for which liability has been eliminated and (ii) a written undertaking to repay any funds advanced if (a) such indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (b) it is ultimately determined that such indemnitee has not met the relevant standard of conduct. In addition, the Company has the power to obtain and maintain insurance on behalf of any person who is or was acting for the Company, regardless of whether the Company has the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability.
Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any proceeding, that he was a party to by virtue of the fact that he is or was a director or officer of the corporation. This mandatory indemnification requirement does not limit the Company’s right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any proceeding.
The Company’s bylaws contain indemnification provisions that require the Company to indemnify any director or officer made a party to a proceeding because he or she was a director or officer against liability incurred in such proceeding if such director or officer (i) conducted himself or herself in good faith; (ii) reasonably believed (a) in the case of conduct in his or her official capacity with the Company, that his or her conduct was in the Company’s best interests, or (b) in all other cases, that his or her conduct was at least not opposed to the Company’s best interest; and (iii) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.
Indemnification is not allowed if (i) in connection with a proceeding by or in the right of the Company, the director or officer is adjudged liable to the Company; or (ii) in connection with any proceeding, the director or officer is adjudged liable for receiving an improper personal benefit, regardless of whether the action occurred in the individual’s official capacity. Indemnification in connection with any proceeding by or in the right of the corporation is limited to reasonable expenses (including reasonable attorneys’ fees) incurred. In any case, the Company must fully indemnify a director or officer who is wholly successful on the merits or otherwise in the defense of any proceeding to which he or she is a party by virtue of his or her position as an officer or director.
The Company must advance reasonable expenses (including attorneys’ fees) incurred by a director or officer in advance of a final disposition of a proceeding if:

•	The director or officer furnishes a written affirmation of his good faith belief that he has met the requisite standard of conduct;

•	The director or officer furnishes a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the requisite standard of conduct; and

•	A determination is made that the facts then known to those making the determination would not preclude indemnification.
A director or officer may apply for indemnification to a court of competent jurisdiction. A court may order the Company to indemnify the party if it determines that:

•	The director or officer has been wholly successful on the merits or otherwise in the defense or the proceeding; or

•
The director or officer is fairly and reasonably entitled to indemnification in view of all relevant circumstances, regardless of whether he has met the requisite standard of conduct or was adjudged liable (if the latter, indemnification is limited to reasonable expenses incurred, including reasonable attorneys’ fees).

Unless so ordered by a court, the Company will only indemnify an officer or director after a determination has been made that he has met the requisite standard of conduct to be eligible for indemnification. This determination is made:

•	By the Company’s board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

•	If such quorum cannot be obtained, by majority vote of a committee duly designated by the board consisting solely of two or more directors not at the time parties to the proceeding;

•	By special legal counsel selected by the board or its committee; or

•	By vote of the shareholders, excluding the voting of shares held by directors and officers who are at the time parties to the proceeding.
The Company’s bylaws also empower it to purchase and maintain insurance to provide the indemnification described above. Indemnification may be limited by applicable federal securities and banking laws, including but not limited to 18 U.S.C. §1828(k).
The foregoing is only a general summary of certain aspects of Louisiana law and the Company’s governing documents dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the Company’s bylaws, a copy of which is on file with the Securities and Exchange Commission, or the SEC, and to the relevant provisions of the LBCA.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Finally, the Company’s ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.
On November 12, 2019, the Company entered into a Subordinated Note Purchase Agreement with certain institutional and other accredited investors relating to the sale by it in a private placement offering of an aggregate of $25.0 million in aggregate principal amount of its 5.125% Fixed to Floating Rate Subordinated Shares due 2029, for aggregate gross proceeds of approximately $25.0 million. The transaction closed on November 12, 2019. The securities referred to above were sold by the Company in reliance upon an exemption from registration provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.
On December 20, 2019, the Company entered into a Stock Purchase Agreement with certain institutional and other accredited investors relating to the sale by its in a private placement offering of an aggregate of 1,290,323 shares of its common stock at a purchase price of $23.25 per share, for aggregate gross proceeds of approximately $30.0 million. The transaction closed on December 20, 2019. The securities referred to above were sold by the Company in reliance upon an exemption from registration provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description	Location
2.1	Agreement and Plan of Reorganization, dated December 19, 2019, by and among Investar Holding Corporation, Cheaha Financial Group, Inc. and High Point Acquisition, Inc.	Exhibit 2.1 to the Current Report on Form 8-K of the Company filed December 24, 2019 and incorporated herein by reference

3.1	Restated Articles of Incorporation of Investar Holding Corporation	Exhibit 3.1 to the Registration Statement on Form S-1 of the Company filed May 16, 2014 and incorporated herein by reference

3.2	Amended and Restated By-laws of Investar Holding Corporation	Exhibit 3.2 to the Registration Statement on Form S-4 of the Company filed October 10, 2017 and incorporated herein by reference

5.1	Opinion of Fenimore, Kay, Harrison & Ford LLP regarding the validity of the shares.	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of Postlethwaite & Netterville APLC	Filed herewith

23.3	Consent of Fenimore, Kay, Harrison & Ford, LLP	Included in Exhibit 5.1

24.1	Powers of Attorney	Included on signature page of this registration statement

ITEM 17.    UNDERTAKINGS.
(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) will be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 will be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on February 7, 2020.

INVESTAR HOLDING CORPORATION

By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints John J. D’Angelo and Christopher L. Hufft, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John J. D’Angelo	President and Chief Executive Officer (Principal Executive Officer)	February 7, 2020
John J. D’Angelo
/s/ Christopher L. Hufft	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 7, 2020
Christopher L. Hufft
/s/ Rachel P. Cherco	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 7, 2020
Rachel P. Cherco
/s/ James M. Baker	Director	February 7, 2020
James M. Baker

/s/ Thomas C. Besselman, Sr.	Director	February 7, 2020
Thomas C. Besselman, Sr.
/s/ James H. Boyce, III	Director	February 7, 2020
James H. Boyce, III

/s/ Robert M. Boyce, Sr.	Director	February 7, 2020
Robert M. Boyce, Sr.

/s/ William H. Hidalgo, Sr.	Director	February 7, 2020
William H. Hidalgo, Sr.

/s/ Gordon H. Joffrion, III	Director	February 7, 2020
Gordon H. Joffrion, III

/s/ Robert Chris Jordan	Director	February 7, 2020
Robert Chris Jordan

/s/ David J. Lukinovich	Director	February 7, 2020
David J. Lukinovich

/s/ Suzanne O. Middleton	Director	February 7, 2020
Suzanne O. Middleton

/s/ Andrew C. Nelson, M.D.	Director	February 7, 2020
Andrew C. Nelson, M.D.

/s/ Frank L. Walker	Director	February 7, 2020
Frank L. Walker